SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 24, 2010

Ally Auto Receivables Trust 2010-1

(Issuing Entity with respect to Securities)

Ally Auto Assets LLC

(Depositor with respect to Securities)

Ally Bank

(Sponsor with respect to Securities)

Delaware	333-163392-01	32-6108907
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

Ally Auto Assets LLC 200 Renaissance Center Detroit, Michigan	48265
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, including area code: (313) 656-5500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Incorporation of Certain Documents by Reference

The registrant has filed a final prospectus supplement, dated March 17, 2010, setting forth a description of the receivables pool and a structure of $250,000,000 aggregate principal balance of Class A-1 0.32312% Asset Backed Notes (the “Class A-1 Notes”), $204,000,000 aggregate principal balance of Class A-2 0.75% Asset Backed Notes (the “Class A-2 Notes”), $364,000,000 aggregate principal balance of Class A-3 1.45% Asset Backed Notes (the “Class A-3 Notes”), $90,900,000 aggregate principal balance of Class A-4 2.30% Asset Backed Notes (the “Class A-4 Notes”), $29,100,000 aggregate principal balance of Class B 3.29% Asset Backed Notes (the “Class B Notes”) and $25,600,000 aggregate principal balance of Class C 3.61% Asset Backed Notes (the “Class C Notes” and, together with the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes and the Class B Notes, the “Notes”), by Ally Auto Receivables Trust 2010-1. Only the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes are being offered publicly for sale.

Legal opinions of Kirkland & Ellis LLP are attached as Exhibit 5.1 and Exhibit 8.1

Item 9.01.	Exhibits

Exhibit 5.1	The following is filed as an Exhibit to this Report under Exhibit 5.1.

Opinion of Counsel of Kirkland & Ellis LLP, dated as of March 24, 2010.

Exhibit 8.1	The following is filed as an Exhibit to this Report under Exhibit 8.1.

Opinion of Counsel of Kirkland & Ellis LLP, dated as of March 24, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLY AUTO ASSETS LLC

By:	/s/ Pamela M. Surhigh
Name:	Pamela M. Surhigh
Title:	Vice President

Dated: March 24, 2010

EXHIBIT INDEX

Exhibit No.	Description

EX 5.1	Opinion of Counsel of Kirkland & Ellis LLP, dated as of March 24, 2010.

EX 8.1	Opinion of Counsel of Kirkland & Ellis LLP, dated as of March 24, 2010.